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                                HALE AND DORR
                               60 State Street
                              Boston, MA  02109
                               (617) 526-6000


                               April 22, 1994


Waban Inc.
One Mercer Road
Natick, MA 01760

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-3, File No. 33-52665 (as amended, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of $100,000,000 principal amount of Senior Subordinated Notes due 2004 (the "Notes") of Waban Inc., a Delaware corporation (the "Company").

     We have acted as counsel for the Company in connection with the issuance and sale by the Company of the Notes. We have examined (i) the Restated Certificate of Incorporation and the By-Laws of the Company and all amendments thereto, (ii) the Underwriting Agreement between the Company and Bear, Stearns & Co. Inc., in the form filed as Exhibit 1.1 to the Registration Statement (as amended, the "Underwriting Agreement" and (iii) the Indenture between the Company and The First National Bank of Boston, as trustee, in the form filed as Exhibit 4.1 to the Registration Statement (as amended, the "Indenture"). We have also examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below .

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

     We assume that appropriate action will be taken prior to the sale of the Notes to register and qualify the Notes under all applicable state "Blue Sky" and securities laws.
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Waban Inc.
April 22, 1994
Page 2


     We express no opinion as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation
Law Statute of the State of Delaware and the federal law of the United States of America. For purposes of the opinions expressed below, we have assumed, without independent investigation, that the laws of the State of New York governing the Indenture and the Notes are the same as those which would govern the Indenture and the Notes if the Indenture and the Notes were governed by the internal laws of the Commonwealth of Massachusetts.

     With respect to the opinion expressed below as to the validity or enforceability of the Notes or of any rights granted to you pursuant thereto, such opinion is qualified to the extent that the Notes may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and
(iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness, conscionability and fair dealing. Further, we do not express any opinion as to the availability of the remedy of specific performance or any other equitable remedy upon breach of any such provision, whether applied by a court of law or equity. We express no opinion with respect to the validity or enforceability of any usury waiver contained in the Notes or the Indenture.

     Based upon and subject to the foregoing, it is our opinion that the Notes have been duly authorized and, when duly executed, authenticated, issued and delivered to and paid for by the underwriter, pursuant to the Underwriting Agreement to be entered into with respect thereto, will be legally and validly issued and fully paid, and will constitute valid and binding obligations of the Company.

     We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          HALE AND DORR